Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169239) pertaining to the Employee’s stock option plan of Compugen Ltd. of our report dated March 10, 2011, with respect to the consolidated financial statements of Compugen Ltd. and the effectiveness of internal control over financial reporting of Compugen Ltd. included in the Annual Report on Form 20-F of Compugen Ltd. for the year ended December 31, 2010.

March 21, 2011	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global